UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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HANESBRANDS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting and Internet Availability

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 22, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for viewing:

Notice and Proxy Statement, Annual Report and Corporate Overview
To view these materials, have the 12-digit Control #(s) (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 8, 2008.

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Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

1000 EAST HANES MILL ROAD WINSTON-SALEM, NC 27105	HANESBRANDS INC.

Vote In Person
To attend the meeting in person, you must present an admission ticket and some form of government-issued photo identification (such as a valid driver’s license or passport). This Notice of Annual Meeting and Internet Availability will serve as your admission ticket. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of February 15, 2008 is to be held on April 22, 2008 at 1:00 p.m., Eastern time at: Jumeirah Essex House, Grand Salon
      160 Central Park South
     New York, New York 10019

From Newark International Airport — Take the New Jersey Turnpike to the Lincoln Tunnel. Exit the tunnel, bearing to the left. At the first light (40th Street) make a right turn. Then make a left onto 8th Avenue and a right onto 59th Street/Central Park South. Jumeirah Essex House is on the right.
From North — Take Interstate 95 South and cross the George Washington Bridge. Bear right towards exit 9A, Henry Hudson Parkway South. Exit at 56th Street and make a left onto 8th Avenue. Make a right onto 59th Street and proceed to Jumeirah Essex House, which is located between 6th and 7th Avenues.
From South — Take the Van Wyck Expressway to Grand Central Parkway and proceed to the Triboro Bridge. Bear right onto FDR Drive. Continue south to 63rd Street and make a left onto 2nd Avenue. Turn right onto 57th Street and make another right onto 8th Avenue. Turn right onto 59th Street and proceed to Jumeirah Essex House.
From Long Island/Midtown Tunnel — Exit the Midtown Tunnel and bear right onto 3rd Avenue and proceed to 57th Street. Turn left onto 57th Street and then make a right onto 8th Avenue. Turn right onto 59th Street and proceed to Jumeirah Essex House, which is located between 6th and 7th Avenues.

Voting items

1.	Election of Directors
Nominees:
	01) Chaden	06) Mulcahy
	02) Coker	07) Noll
	03) Griffin	08) Peterson
	04) Johnson	09) Schindler
05) Mathews

2.	To approve the Hanesbrands Inc. Omnibus Incentive Plan of 2006

3.	To approve the Hanesbrands Inc. Performance-Based Annual Incentive Plan

4.	To ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands’ independent registered public accounting firm for its 2008 fiscal year

5.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Hanesbrands’ Board of Directors recommends a vote “FOR” each nominee for director, and “FOR” each of proposal 2, proposal 3 and proposal 4.

CONTROL # 0000 0000 0000 BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXX-40 FINANCIAL SOLUTIONS ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 Acct #XXXXXXXXXXXXX SHARESXXXXXXXXXXX CUSip II I I I I II P99999-010 # OF #